BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Certified Copy

03/09/2022 06:58:17 AM

Work Order Number: W2022030900081 - 1971116
Reference Number: 20222170706
Through Date: 03/09/2022 06:58:17 AM
Corporate Name: JOHN DEERE RECEIVABLES LLC

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20211910826	Amended List - 11/23/2021	3
20180310603-54	Articles of Organization - 07/12/2018	2
20180310604-65	Initial List - 07/12/2018	1

Certified By: Electronically Certified
Certificate Number: B202203142483819
You may verify this certificate
online at http://www.nvsos.gov

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Nevada Secretary of State

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Annual or Amended List and State Business License Application

☐ ANNUAL ☑ AMENDED (check one)

List of Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers:

JOHN DEERE RECEIVABLES LLC
NAME OF ENTITY

NV20181498952
Entity or Nevada Business Identification Number (NVID)

TYPE OR PRINT ONLY - USE DARK INK ONLY - DO NOT HIGHLIGHT

IMPORTANT: *Read instructions before completing and returning this form.*

Please indicate the entity type (check only one):

☐ Corporation
  ☐ This corporation is publicly traded, the Central Index Key number is:

☐ Nonprofit Corporation (see nonprofit sections below)

☑ Limited-Liability Company

☐ Limited Partnership

☐ Limited-Liability Partnership

☐ Limited-Liability Limited Partnership

☐ Business Trust

☐ Corporation Sole

Filed in the Office of	Business Number E0333862018-8
Barbara K. Cegavske	Filing Number 20211910826
Secretary of State State Of Nevada	Filed On 11/23/2021 12:02:55 PM
	Number of Pages 3

Additional Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers, may be listed on a supplemental page.

CHECK ONLY IF APPLICABLE

Pursuant to NRS Chapter 76, this entity is exempt from the business license fee.

☐ 001 - Governmental Entity

☐ 006 - NRS 680B.020 Insurance Co, provide license or certificate of authority number

For nonprofit entities formed under NRS chapter 80: entities without 501(c) nonprofit designation are required to maintain a state business license, the fee is $200.00. Those claiming an exemption under 501(c) designation must indicate by checking box below.

☐ Pursuant to NRS Chapter 76, this entity is a 501(c) nonprofit entity and is exempt from the business license fee. Exemption Code 002

For nonprofit entities formed under NRS Chapter 81: entities which are Unit-owners' association or Religious, Charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C $ 501(c) are excluded from the requirement to obtain a state business license. Please indicate below if this entity falls under one of these categories by marking the appropriate box. If the entity does not fall under either of these categories please submit $200.00 for the state business license.

☐ Unit-owners' Association ☐ Religious, charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C. $501(c)

For nonprofit entities formed under NRS Chapter 82 and 80: **Charitable Solicitation Information - check applicable box**

Does the Organization intend to solicit charitable or tax deductible contributions?

☐ No - no additional form is required

☐ Yes - the "Charitable Solicitation Registration Statement" is required.

☐ The Organization claims exemption pursuant to NRS 82A 210 - the "Exemption From Charitable Solicitation Registration Statement" is required

****Failure to include the required statement form will result in rejection of the filing and could result in late fees.****

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Annual or Amended List and State Business License Application - Continued

Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers:

CORPORATION, INDICATE THE MANAGER:

Name	Country	Address	City	State	Zip/Postal Code
JOHN DEERE CAPITAL CORPORATION	USA	10587 DOUBLE R BOULEVARD, SUITE 100	RENO	NV	89521

CORPORATION, INDICATE THE _:

Name	Country	Address	City	State	Zip/Postal Code
David Evans	USA	1 John Deere Place	Moline	IL	61265

CORPORATION, INDICATE THE _:

Name	Country	Address	City	State	Zip/Postal Code
John Lawson	USA	1 John Deere Place	Moline	IL	61265

CORPORATION, INDICATE THE _:

Name	Country	Address	City	State	Zip/Postal Code
Rajesh Kalathur	USA	1 John Deere Place	Moline	IL	61265

CORPORATION, INDICATE THE _:

Name	Country	Address	City	State	Zip/Postal Code
Jeffrey Trahan	USA	1 John Deere Place	Moline	IL	61265

CORPORATION, INDICATE THE _:

Name	Country	Address	City	State	Zip/Postal Code
Todd Davies	USA	1 John Deere Place	Moline	IL	61265

CORPORATION, INDICATE THE _:

Name	Country	Address	City	State	Zip/Postal Code
Michael Rubino	USA	1 John Deere Place	Moline	IL	61265

None of the officers and directors identified in the list of officers has been identified with the fraudulent intent of concealing

the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X Michael C. Rubino	Authorized Signer	11/23/2021
Signature of Officer, Manager, Managing Member, General Partner, Managing Partner, Trustee, Subscriber, Member, Owner of Business, Partner or Authorized Signer *FORM WILL BE RETURNED IF UNSIGNED*	Title	Date

050105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Organization
Limited-Liability Company
(PURSUANT TO NRS CHAPTER 86)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company: (must contain approved limited-liability company wording; see instructions)
John Deere Receivables LLC
Check box if a Series Limited-Liability Company ☐ — Check box if a Restricted Limited-Liability Company ☐

2. Registered Agent for Service of Process: (check only one box)
☒ Commercial Registered Agent: The Corporation Trust Company of Nevada
Name
☐ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address — City — Nevada — Zip Code

Mailing Address (if different from street address) — City — Nevada — Zip Code

3. Dissolution Date: (optional)
Latest date upon which the company is to dissolve (if existence is not perpetual):

4. Management: (required)
Company shall be managed by: ☒ Manager(s) **OR** ☐ Member(s) (check only one box)

5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3)

1) John Deere Capital Corporation
Name
10587 Double R Boulevard, Suite 100 — Reno — NV — 89521
Street Address — City — State — Zip Code

2)
Name
Street Address — City — State — Zip Code

3)
Name
Street Address — City — State — Zip Code

6. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer)
I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.
Colleen Dolan — X Colleen Dolan
Name — Organizer Signature
300 E. 2nd Street, Suite 1510 — Reno — NV — 89501
Address — City — State — Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:
I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Organization, submit a separate signed Registered Agent Acceptance form.
X The Corporation Trust Company of Nevada - See Attached — July 11, 2018
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

180304

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/index.aspx?page=141

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of John Deere Receivables LLC

Name of Represented Business Entity

I, The Corporation Trust Company of Nevada am a:

Name of Appointed Registered Agent OR Represented Entity Serving as Own Agent*

(complete only one)

a) X commercial registered agent listed with the Nevada Secretary of State,

b) noncommercial registered agent with the following address for service of process:

Street Address City Nevada Zip Code

Mailing Address (if different from street address) City Nevada Zip Code

c) represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity

Street Address City Nevada Zip Code

Mailing Address (if different from street address) City Nevada Zip Code

and hereby state that on 07/11/2018 (Date) I accepted the appointment as registered agent for the above named business entity.

X [signature] Michael E. Jones, Asst. Secy. 7/11/2018

Authorized Signature of R.A. or On Behalf of R.A. Company Date

*If changing Registered Agent when reinstating, officer's signature required.

X

Signature of Officer Date

INITIAL/ANNUAL LIST OF MANAGERS OR MANAGING MEMBERS AND STATE BUSINESS LICENSE APPLICATION OF:

ENTITY NUMBER

John Deere Receivables LLC
NAME OF LIMITED-LIABILITY COMPANY

FOR THE FILING PERIOD OF 07/11/2018 TO 07/31/2019

100403

USE BLACK INK ONLY - DO NOT HIGHLIGHT

YOU MAY FILE THIS FORM ONLINE AT www.nvsilverflume.gov

☐ Return one file stamped copy (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all manager or managing members. A **Manager**, or if none, a **Managing Member** of the LLC must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional managers or managing members, attach a list of them to this form.
3. Return completed form with the fee of $150.00. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. Ordering Copies: If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

ABOVE SPACE IS FOR OFFICE USE ONLY

ANNUAL LIST FILING FEE: $150.00 LATE PENALTY: $75.00 (if filing late) — BUSINESS LICENSE FEE: $200.00 LATE PENALTY: $100.00 (if filing late)

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW

NRS 76.020 Exemption Codes
001 - Governmental Entity
006 - NRS 680B.020 Insurance Co.

☐ Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code: ☐

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result in rejection, which could result in late fees.

NAME		MANAGER OR MANAGING MEMBER	
John Deere Capital Corporation			
ADDRESS	CITY	STATE	ZIP CODE
10587 Double R Boulevard, Suite 100	Reno	NV	89521
NAME		MANAGER OR MANAGING MEMBER	
ADDRESS	CITY	STATE	ZIP CODE
NAME		MANAGER OR MANAGING MEMBER	
ADDRESS	CITY	STATE	ZIP CODE
NAME		MANAGER OR MANAGING MEMBER	
ADDRESS	CITY	STATE	ZIP CODE

None of the managers or managing members identified in the list of managers and managing members has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of a manager or managing member in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X [signature]
Signature of Manager, Managing Member or Other Authorized Signature

Title: Secretary

Date: 07/11/2018